Exhibit 32.3
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Peakstone Realty Trust (the “Company”), in connection with the filing of Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the annual period ended December 31, 2025 (the “Report”), hereby certifies that:
(i)the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	April 09, 2026	By:	/s/ Michael J. Escalante
Michael J. Escalante
Chief Executive Officer and President
(Principal Executive Officer)